February 2018 Investor Presentation Exhibit 99.1

Disclosure Information INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the ―Risk Factors‖ section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures at total company ownership of funds from operations (―FFO‖), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization (―EBITDA‖), Adjusted EBITDA, Net Debt to Adjusted EBITDA, net operating income (―NOI‖), net asset value (―NAV‖) and comparable NOI to explain operating performance and assist investors in evaluating our business. For a more thorough discussion of FFO, Operating FFO, EBITDA, Adjusted EBITDA, Net Debt to Adjusted EBITDA, NOI, Comparable NOI, and NAV, including how we reconcile these measures to their GAAP counterparts, please refer to the supplemental package for the quarter-ended December 31, 2017, furnished to the SEC on Form 8‐K on February 8, 2018 and the supplemental package for the year-ended December 31, 2016, furnished to the SEC on Form 8‐K on February 27, 2017. Copies of our quarterly and annual supplemental packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. Please note: We periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation. Pictures shown on cover from left to right are Twelve12, the New York Times building and 88 Sidney Street.

Section Page # Our Company 1 Our Portfolio 6 Near-Term Priorities and Long-Term Strategy 8 Capital Structure Overview 13 Property Margins and Overhead 15 Corporate Responsibility and ESG 19 Appendix: Additional Financial Information 21 Table of Contents 1 2 3 4 5 A 6

1 Value Proposition

ForestCity

High-quality assets concentrated in core, urban markets with strong growth profiles and operated by an experienced, proven management team

- Premier assets in core, high-barrier-to-entry urban markets
- Scale and focus within core markets; top 10 assets comprise ~60% of NOI(1)
- Outsized growth opportunities from existing JV buyouts, in-process developments and entitled pipeline in attractive core markets
- **Identified margin enhancements resulting in ~400-500bps of adjusted EBITDA margin expansion, compared with yearend 2016**
- Effective, seasoned management team averaging ~20 years of experience at Forest City; successfully executed key strategic goals in the Company's evolution(2)
- Substantial upside in dividend; anticipated to more than double Q1 2017 dividend by 2019

Commitment to Outperformance			
NAV per Share Trading Gap	NAV per Share	FFO per Share	Stockholder Returns

(1) Reflects portfolio pro forma for pending retail and FAH dispositions. Percentage based on Q4 2017 estimated annualized stabilized NOI.
(2) Average represents top senior executives excluding Ketan Patel who joined Forest City as General Counsel in 2017.

- 1 -

1 Guiding Principles

ForestCity

Focused Placemaking

- **Premier** national portfolio of **high-quality** office and multifamily assets
- **Concentrated** exposure in seven leading core markets(1)
- Pursue development at attractive **risk-adjusted** returns

Portfolio Optimization

- Focus on core markets
- Refine portfolio
- Deliver in-process developments

Sustainable Growth

- Operate within **well-defined** capital allocation parameters
- **Tailored** capital structure for future growth opportunities
- **Disciplined** approach to activating development pipeline

Growth Opportunities

- Existing development entitlements
- Opportunistic JV buyouts
- Targeted acquisitions

Exceptional Performance

- **Streamlined** operations for "best-in-class" performance
- Reduced exposure to non-core assets and markets
- **Accountability** through **transparency** in governance

Earnings Enhancements

- Reduce cost of capital
- Improve margins
- Stabilize accretive developments

(1) Core markets include Boston, Dallas, Denver and Los Angeles as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Reflective of portfolio pro forma for pending retail and FAH dispositions.

- 2 -

1 Focus on Continued Execution

ForestCity

	Key Factors	As of 2011	Today	Target
Strategic Goals	Core Asset Focus	Apartment; Office; FAH; Retail; Hotels; Military Housing; Land; Team / Arena	Apartment; Office; FAH; Retail	Mixed-Use; Apartment; Office
Strategic Goals	Non-Core Markets	82.2% NOI from 9 Markets[1]	88.7% NOI from 9 Markets[1]	>90.0% NOI from 7 Core Markets[2]
Strategic Goals	Development	16.7% 2011 Development Ratio	5.8% Q4 2017 Development Ratio	Target development ratio less than ~7.5% and deliver NAV and FFO growth from existing projects
Financial	Margin Improvement	44.4% Adjusted EBITDA Margin	57.1% Year Ended December 31, 2017 (excluding development)	~400-500bps of upside from identified cost savings, as compared to the year-ended 2016
Financial	JV Exposure	Majority of NOI from JVs	University Park at MIT, QIC and Madison JV transactions	Opportunity for partner buy-outs from captive deal pipeline reduces JV exposure
Financial	Leverage	13.1x Net Debt / Adj. EBITDA	7.4x Net Debt / Adj. EBITDA Year Ended Dec 31, 2017	6.5x Long Term Net Debt / Adj. EBITDA
Financial	Dividend Policy	None	Q1 17 $0.09; Q2 17 $0.09; Q3 17 $0.14; Q3 17 $0.14	More than Double Q1 2017 Dividend by 2019
Corporate Governance	Other Corporate Governance Items	6/15 Independent Board Members; 2/6 Independent Board Members with less than 10 years tenure; 21.5 yrs Avg. Board Tenure; Executive Chairman	8/13 Independent Board Members; 6/8 Independent Board Members with less than 10 years tenure; 12.2 yrs Avg. Board Tenure; Non-Executive Chairman	Predominantly Independent Board; Majority Voting standard in uncontested elections; Ongoing Board Refreshment

(1) Nine markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia, as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas.
(2) Core markets include Boston, Dallas, Denver and Los Angeles as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas.

- 3 -

- 4 - Recent Steps & Accomplishments… 1 Management and the Board have a proven track record of achieving their stated goals and are focused on continuing successful execution of the Company’s strategy · Increased Focus · Narrowing focus to two property types, apartment and office, from eight in 2011 · Pending disposition of the majority of our retail portfolio through the sale of 10 regional malls and 12 New York shopping center assets to our existing partners, QIC and Madison International, for a combined ~5.1% cap rate (represents $2.0Bn valuation and $1.1Bn NAV)(1) · Currently generate 88.7% of NOI from nine markets compared to 82.2% in 2011(2) · 2017 Operating FFO · 2017 Operating FFO: $1.54 per share; In line with guidance provided Q2 2017 · Expanded Margins · Adjusted EBITDA margin has expanded from 44.4% in 2011 to 57.1% at year end 2017 (excluding development) · Improved Corporate Governance · Eliminated dual-class structure, implemented majority voting, established a predominately independent Board and committed to ongoing Board refreshment · Initiated Dividend · Re-initiated dividend in 2016 and increased dividend by 50% in Q1 2017, and 56% from Q2 2017 to Q3 2017 · Reduced Leverage · Steadily decreased leverage from 13.1x Net Debt / Adj. EBITDA in 2011 to 7.4x at year-end 2017 · Enhanced Disclosure · Changed fiscal year-end to Dec. 31, disclosed new segment level data, added detailed margin and overhead information and currently provide annualized NOI and NAV components · Outperformed Peers(3) · Outperformed our proxy peers on a 1, 3 and 5 year basis by ~11%, ~4% and ~6%, respectively · Outperformed MSCI US REIT Index on a 1and 5 year basis by ~5% and <1%, respectively Source: FactSet, SNL Financial. (1) See page 24 for additional disclosure. (2) Nine markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia, as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Excluding NOI from FAH properties. (3) On an equity market cap-weighted, total returns basis as of 2/07/2018; proxy peers include ARE, AIV, AVB, BXP, CBL, DDR, DRE, EQR, FRT, KIM, MAC, SLG, UDR and VNO.

20% (14%) (6%) 4% (19%) (6%) 3% (22%) (12%) (0.1%) (12.1%) (8.1%) (40%) (30%) (20%) (10%) -- 10% 20% 2/7/15 8/7/15 2/7/16 8/7/16 2/7/17 8/7/17 2/7/18 29.4% 35.2% 35.6% (10%) -- 10% 20% 30% 40% 50% 60% 2/7/13 2/7/14 2/7/15 2/7/16 2/7/17 2/7/18 - 5 - …Have Yielded Strong Results 1 1 Year Total Return 3 Year Total Return 5 Year Total Return Source: FactSet, SNL Financial. (1) Peers are proxy peers. (2) On an equity market cap-weighted, total returns basis as of 2/07/2018; proxy peers include ARE, AIV, AVB, BXP, CBL, DDR, DRE, EQR, FRT, KIM, MAC, SLG, UDR and VNO. Forest City Proxy Peers(2) MSCI US REIT Index (RMZ) Total Returns Since Key Strategic Milestones Converted to a REIT Reclassification Announcement Announcement of REIT Conversion / Strategic Plan 01/13/2015 01/04/2016 12/06/2016 Total returns have been in-line with or outperformed peers both over a 1, 3 and 5 year basis, and since key strategic milestones(1) (11.7%) (5.6%) 0.7% (20%) (15%) (10%) (5%) -- 5% 10% 15% 20% 2/7/17 4/7/17 6/7/17 8/7/17 10/7/17 1 / / 7 8 (12%) (10%) (11%) Announcement of Definitive Docs with Madison 09/20/2017

2 Near-Term Strategic Priorities

ForestCity

Forest City has identified six key near-term strategic priorities intended to simplify & focus the portfolio, increase cash flow and drive stockholder returns

Objective	Near-Term Impact
1 Execute Sale of Retail Portfolio	• Reduces retail exposure, with ~92% of pro forma NOI from office and multifamily assets
2 Margin Improvement	• ~400-500bps of identified adjusted EBITDA margin improvement
3 Increase Dividend	• Continue to increase current quarterly dividend through 2019
4 Reduce Leverage	• ~6.5x Net Debt / Adj. EBITDA by year-end 2018 from 7.4x as of 12/31/2017(1)
5 Deliver Near-Term Developments	• Near-term incremental FFO contribution of \$0.06 – \$0.08 per share from 2017 and 2018 openings upon stabilization
6 Navigate "BIG" Period	• Minimize built-in gains ("BIG") recognition, resulting from REIT conversion, while retail and other non-core asset sales are executed • "BIG" period lasts until 12/31/2020

(1) See page 16 for current capital structure.

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Long-Term Strategy - 7 - 2 ▪ Focus investing in top tier core markets (inventory of opportunity: NYC, D.C., San Francisco and Denver) ▪ Deliver ongoing ―power of place‖ developments into stabilized core portfolio ▪ Continue to evaluate the merit of the long-term ownership of non-core and remaining retail Portfolio Optimization Growth Opportunities ▪ Disciplined development targeting 6% – 7% yield on cost or 150-200bps spread to stabilized cap rates ▪ Opportunistic acquisitions from captive pipeline of JV partner interests ▪ Targeting development ratio less than ~7.5% ▪ Value creation potential from development pipeline Earnings Enhancements ▪ Reduce cost of capital ▪ Strengthen balance sheet ▪ Efficient organizational structure of continuous improvement mindset ▪ Significant FFO from delivery of current developments Maximize Stockholder Value

3 Portfolio Composition(1)

ForestCity

Total Operating Portfolio



Office
55%
~$503MM
NOI
Retail
8%
Apartment
37%



FOUNDRY LOFTS | WASHINGTON, D.C.

Office (% of Total NOI)(2)



Manhattan
11%
Brooklyn
19%
~$278MM
NOI
Cambridge
Life Science
17%
Other
Office
6%
Other Life Science
3%



40 LANDSDOWNE ST | CAMBRIDGE, MA

Apartment (% of Total NOI)(3)



Core
28%
~$185MM
NOI
Non-Core
9%



AMERICAN CIGAR LOFTS | RICHMOND, VA

Note: NOI data as presented is at Company share.

(1) Reflects portfolio pro forma for pending retail and FAH dispositions. Percentages based on Q4 2017 estimated annualized stabilized NOI.

(2) Other Office includes assets located in suburban areas of Alexandria, VA, Pittsburgh, PA, Richmond, VA, San Francisco, CA, and Albuquerque, NM. Other Life Science includes an asset in Philadelphia, PA and an asset in Baltimore, MD.

(3) Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT.

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3 Top Ten Assets

ForestCity

Pro forma for pending retail portfolio dispositions, Forest City's portfolio is concentrated in a select number of high-quality assets with the top ten assets comprising ~60% of total NOI

# Denotes ranking by NOI

6 Bayside Village
San Francisco, CA
431 Units
$11.7MM NOI



9 8 Spruce Street
New York, NY
234 Units
$9.8 MM NOI



3 New York Times
New York, NY
736K SF GLA
$51.1MM NOI


The New York Times

7 East River Plaza
New York, NY
265K SF GLA
$11.6MM NOI



2 Cambridge Life Science Portfolio
Boston, MA
1.5MM SF GLA
$84.0MM NOI




San Francisco
Boston
NYC
Washington, D.C.

4 Westfield SF Centre
San Francisco, CA
388K SF GLA
$21.1MM NOI



10 Johns Hopkins
Greater Washington, D.C.
276K SF GLA
$9.8MM NOI



5 The Yards(1)
Washington, D.C.
71K SF GLA / 485 Units
$14.0MM NOI



1 Metrotech Portfolio(2)
Brooklyn, NY
3.2MM SF GLA
$85.3MM NOI



8 Atlantic Terminal Office
Brooklyn, NY
400K SF GLA
$10.4MM NOI



Top 10 Asset NOI Contribution


Top 10
60%
~$503MM
NOI
Remaining
40%

Property Type Key

- Office
- Apartment
- Mixed-Use
- Retail

Note: Reflects portfolio pro forma for pending retail and FAH asset dispositions. NOI reflects Q4 2017 estimated annualized stabilized NOI. GLA as of 12/31/2017.
Note: NOI and GLA data as presented is at Company share.
(1) Includes Arris, an apartment building, and District Winery, that were not stabilized as of Q4 2017. These properties are excluded in other NOI calculations or percentages.
(2) Includes One Pierrepont Plaza.

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~$278MM NOI Key Office Stats New York Life Science Other Rent PSF: $52.72 $69.38 $26.13 Occupancy: 99.1% 99.7% 90.6 % Total GLA: 4,826 2,129 1,789 Company GLA: 4,466 1,858 1,626 % Total NOI(1): 30% 19% 6% Allocated Debt: $353MM $602MM $191MM Office Segment Overview - 10 - Top Office Assets (% of NOI) Property Location GLA (000s) Rent PSF Occupancy % Office NOI(1) Metrotech(2)(3) Brooklyn, NY 3,180 $45.31 99.4% 31% Cambridge Life Science(2) Cambridge, MA 1,460 $75.45 100.0% 30% New York Times(2) Manhattan, NY 736 $94.41 99.3% 18% Remaining Core 1,947 $42.82 91.7% 17% Non-Core(4) 627 $20.83 96.8% 4% Total / Wtd. Avg. 7,950 $51.84 96.7% 100% 29 properties encompassing 8.0MM SF primarily located in core-urban markets ▪ 17 traditional office properties (6.1MM SF) and 12 life science properties (1.9MM SF) 3 Note: All figures shown at Company share as of December 31, 2017. (1) Based on Q4 2017 estimated annualized stabilized NOI. (2) Subject to a ground lease. (3) Includes One Pierrepont Plaza. (4) Includes assets located in Albuquerque, NM, and Pittsburgh, PA. (5) Includes Greater Washington, D.C. and Richmond, VA. 300 MASSACHUSETTS AVE | CAMBRIDGE, MA TWELVE METROTECH CENTER | BROOKLYN, NY (5) (4) Geographic Overview (% of Office NOI)(1)

3 Apartment Segment Overview

ForestCity

68 total properties; 23,135 total leasable units (16,710 at Company share)[1]

- >75% of apartment NOI comes from core assets

Top Apartment Assets (% of NOI)[1]

Property	Location	Units	Rent / Unit[2]	Economic Occupancy	% Apt. NOI
Bayside Village	San Francisco, CA	431	$ 3,049	93.3%	6.4%
8 Spruce Street	Manhattan, NY	234	$ 4,846	95.0%	5.3%
Pavilion	Chicago, IL	1,058	$ 1,188	92.8%	4.4%
Remaining Core [3]		7,134	$ 1,988	94.6%	59.7%
Non-Core[3]		7,853	$ 1,006	92.6%	24.2%
Total / Wtd. Avg.		**16,710**	**$ 1,537**	**93.8%**	**100%**

Key Apartment Stats[1]

	Core	Non-Core
Rent per Unit:	$ 2,020	$ 1,006
Occupancy:	94.4%	92.6%
Total Units:	12,245	10,890
Company Units:	8,857	7,853
Avg. Units / Property:	299	403
% of Total NOI:	28%	9%
Allocated Debt:	$ 1.33Bn	$ 309MM



8 SPRUCE STREET | NEW YORK, NY



BAYSIDE VILLAGE | SAN FRANCISCO, CA

Geographic Overview (% of Apt. NOI)[1]



San Francisco 11%
Chicago 8%
Boston 8%
Philadelphia 6%
Denver 6%
Los Angeles 5%
Dallas 4%
Other 24%
New York 11%
Washington, D.C. 15%
~$185MM NOI

Note: All figures shown at Company share as of 12/31/2017 and NOI reflects Q4 2017 estimated annualized stabilized NOI.
(1) Pro forma for FAH disposition.
(2) Reflects gross potential monthly rent less concessions, based on comparable unit data as of 12/31/2017.
(3) Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT.
(4) Includes Richmond, VA.

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3 Summary of Potential Growth

ForestCity

Robust growth pipeline of ~$191MM of projects currently under construction and a development pipeline of ~20MM entitled SF in core markets

Near-Term Growth[1]

By Year

Year Opening	# of Projects	Net Cost ($MM)[3]	NOI Range ($MM)	Yield Range
2018	3	157.2		
2019	3	14.1		
Total/Wtd. Avg.	6	$ 171.3	$10 - $13	6.5% - 7.0%

By Property Type

Year Opening	# of Projects	Net Cost ($MM)[3]	NOI Range ($MM)	Yield Range
Apartment	5	$ 133.9		
Retail	1	37.4		
Total/Wtd. Avg.	6	$ 171.3	$10 - $13	6.5% - 7.0%



THE BRIDGE AT CORNELL TECH | NEW YORK, NY

Long-Term Growth[2]

Name	Location	$MM[4]	Square Feet: Office	Square Feet: Apt.	Square Feet: Retail	Square Feet: Other	Square Feet: Total
Stapleton	Denver, CO	0.0	3.1	1.8	0.2	0.2	5.4
The Yards	Washington, D.C.	69.4	1.8	2.0	0.3	0.5	4.6
Pier 70	San Francisco, CA	44.2	1.2	0.9	0.4	0.8	3.2
Hudson Exchange	Jersey City, NJ	13.8	0.0	2.7	0.2	0.0	2.8
Pacific Park	Brooklyn, NY	64.5	0.3	1.2	0.0	0.3	1.8
5M	San Francisco, CA	33.3	0.6	0.3	0.0	0.0	0.9
Waterfront Station	Washington, D.C.	11.0	0.0	0.3	0.0	0.0	0.3
Operating Properties		11.5	0.0	0.0	0.0	0.0	0.0
Other		6.0	0.1	0.5	0.2	0.0	0.8
Non-Core Markets		32.2	1.6	0.4	0.1	0.0	2.1
Total		285.7	8.8	9.9	1.4	1.8	21.8

The Yards Development

	Completed Projects[5]	Projects Underway	Total Phase I
Total Investment	$198MM	~$212MM - $232MM	~$410MM - $430MM
Total NOI	$15MM	~$13MM - $15MM	~$28MM - $30MM

Phase 1 Value Created[6] = $205MM - $230MM
Cash on Cost Return = 6.6% - 7.1%
Cash on Cost spread to Cap Rate = 210-260 bps

(1) Reflects projects under construction. See page 21 for additional detail. Dollar amounts represent cost at Company share.
(2) Reflects development pipeline. Dollar amounts and square feet are at Company share. May not sum to totals as presented due to rounding.
(3) $171.3MM reflects cost net of subsidies. Gross cost is $191.2MM.
(4) Dollar amounts reflect projects under development at Company Share.
(5) Completed Projects include: Foundry Lofts, Boilermaker Shops, Lumbershed, Arris, Twelve12, District Winery; Projects Underway include The Guild.
(6) Value of NOI less cost. Assumes 4.5% blended cap rate for residential and office (Source: CoStar as of Q4 2017).

- 12 -

4 Capital Structure Overview

ForestCity

Capitalization(1)

(dollars in thousands)	Consolidated		Company's Share	
Secured Debt	**$ Amt**	**Rate**	**$ Amt**	**Rate**
Fixed-rate Mortgage Debt	$ 1,667.4	4.27%	$ 3,169.4	4.31%
Variable-rate Mortgage Debt	689.0	3.59%	727.2	4.20%
Tax-Exempt Notes Payable	673.4	2.58%	701.8	2.73%
Total Secured Debt	**$ 3,029.8**		**$ 4,598.4**	
Net unamortized mortgage procurement costs	(31.5)		(40.3)	
Total Secured Debt, Net	**$ 2,998.3**	**3.74%**	**$ 4,558.1**	**4.06%**
Unsecured Debt				
Revolving Credit Facility		L+125bps		L+125bps
May 2021 Term Loan, Net	$ 333.7	L+145bps	$ 333.7	L+145bps
Convertible Senior Debt:				
4.250% Notes due 2018	73.2	4.25%	73.2	4.25%
3.625% Notes due 2020	40.0	3.63%	40.0	3.63%
Net unamortized mortgage procurement costs	(0.6)		(0.6)	
Total Unsecured Debt, Net	**$ 446.3**		**$ 446.3**	**2.54%**
Total Debt	**$ 3,444.6**		**$ 5,004.4**	
Less: Cash and Cash Equivalents	(204.3)		(242.5)	
Net Debt	**$ 3,240.3**		**$ 4,761.9**	
Common Equity ($23.47 per share as of 1/31/2018) (3)	**$ 6,414.4**		**$ 6,414.4**	
Noncontrolling Interest	416.3			
Total Enterprise Value			$ 11,176.3	

Capitalization (%)(1)(2)



Key
Common Equity
Secured Debt
Term Loan
Convertible Senior Debt
Secured Debt 40.1%
Term Loan 2.9%
Convertible Senior Debt 1.0%
Common Equity 56.0%

Leverage Metrics & Liquidity(1)

Dollars in millions

Company Share Net Debt / TEV	43%
Fixed Charge Coverage Ratio	1.92x
Net Debt / Adjusted EBITDA (4)	7.4x
Total Liquidity:	$ 806.1
Cash and Cash Equivalents	$ 242.5
Revolver Capacity	$ 563.6

(1) All figures shown at Company share unless noted. Balance sheet as of December 31, 2017 and share price as of 1/31/2018.
(2) Does not include $242.5MM of cash and cash equivalents or $0.6MM of net unamortized mortgage procurement costs.
(3) Based on 273.3MM shares outstanding.
(4) Rolling 12-months ended December 31, 2017.

- 13 -

Illustrative Deleveraging Plan - 14 - Leverage target of ~6.5x by year-end 2018 as the Company continues its focus on enhancing the balance sheet profile and builds equity in stabilized assets 4 Note: The 2017 and 2018 information is illustrative. It is based on a number of significant assumptions any or all which may turn out to be untrue. You should not place undue reliance on this forward-looking information. There can be no assurance that these plans will be implemented, or if implemented, that will be effective in achieving our strategic goals. Key Drivers of Further Deleveraging: Debt Reduction: ▪ Disposition of FAH portfolio ▪ Disposition of retail assets ▪ Proceeds from dispositions potentially used to pay down debt Key Drivers of Further Deleveraging: EBITDA Growth: ▪ Strong continued free cash flow generation from operating assets ▪ Additional ~400–500bps in adj. EBITDA margin improvement from identified cost savings ▪ NOI contributions from New Property Openings Key Drivers of Further Deleveraging from 2017 to 2018:

Adjusted EBITDA Margin Expansion - 15 - 5 Identified cost savings are expected to provide ~400-500bps of additional margin improvements by year-end 2018 Illustrative Adjusted EBITDA Margin Enhancement Bridge Note: Diagonal lines on bridge are reflective of the range of potential enhancements.

Office NOI Margins - 16 - Total Office 5 Our New York and Life Science assets have adjusted property margins in line with top-quartile performing peers New York (54% of Office NOI) Life Science (36% of Office NOI) Other (10% of Office NOI) Note: Margin figures from the year ended December 31, 2017. NOI and GLA figures shown at Company share. NOI dollar amounts based on Q4 2017 estimated annualized stabilized NOI. GLA as of 12/31/2017. $99MM NOI 1.9MM GLA $278MM NOI 8.0MM GLA $28MM NOI 1.6MM GLA $151MM NOI 4.5MM GLA

Apartment NOI Margins - 17 - Total Apartment 5 Our apartment portfolio has adjusted property margins which are generally in line with peers operating in the respective markets Core Markets (75% of Apartment NOI)(1) Non-Core (25% of Apartment NOI)(2) Note: Margin figures from the year ended December 31, 2017. NOI and GLA figures shown at Company share. NOI is Q4 2017 estimated annualized stabilized NOI. Units as of December 31, 2017. Apartment peers normally exclude management fees. (1) Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. (2) Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT. $185MM NOI 16,710 Units $45MM NOI 7,853 Units $140MM NOI 8,857 Units

5 Corporate Overhead

ForestCity

Forest City is focused on improving efficiency to align its corporate overhead with best-in-class peers

G&A as a % of Revenue(1)



Expected range of 5.75% - 6.50% pro forma for achieving identified cost savings of ~$15MM-$25MM
4.9%
~275 bps
7.7%
6.50%
5.75%
Unadjusted
Adjustments(2)
Adjusted
Adjusted w/ Margin Enhancements

Annual G&A Expense:	Unadjusted	Adjustments	Adjusted	Adjusted w/ Margin Enhancements
	$63MM		~$98MM	~Q3 2018 ~$73MM–$83MM

Note: Revenue and G&A data as of fiscal year-end 2016 for Forest City.
(1) Forest City revenue is pro rata for JVs, minority interests and discontinued operations.
(2) Adjustments include Apartment segment service and management fees and corporate allocations, which were removed from the Apartment segment comparable NOI margin bridges shown previously in the supplemental package. Additionally the remaining Apartment segment service and management company overhead (reflected in Apartment segment "other NOI" in the NOI Detail section of this supplemental package) is included in these adjustments.

- 18 -

ESG Ratings & Rankings • “A” rating from MSCI • GRESB Green Star Recognition for 3rd straight year • Published 5th annual comprehensive GRI report (www.forestcity.net/corporate-responsibility) • CDP Climate Change participant in 2017 Environmental Performance • Formally committed to set a Science-based GHG Emissions Reduction target • Designated a 2017 LEED Power Builder by the US Green Building Council • Achieved an 11.1% energy reduction since 2010 and 7.3% water use reduction since 2013 Governance Highlights • Formal oversight of ESG Gree added to Board of Director's Governance and Nominating Committee • 30% of Board Members are Women, 2020 Women on Boards Winning 'W' Company Governance Highlights • Only U.S. REIT Gon Equileap's 2017 Top 200 Gender Equality Global Report and Ranking • 12% spend with minority, women and/or veteran business enterprises in 2016, exceeding Enterprise-Wide Diverse Supplier Spend goal Corporate Responsibility and ESG 6 Forest City creates thriving, mixed-use developments that address both the environmental and social needs of our core markets - 19 -

Proactive Management/Alignment of ESG Topics and Risks to Business Strategy 6 - 20 - • Ethics & Anti-corruption Policies & Training • Cybersecurity • Board Diversity • ESG Governance & Accountability • Materiality & Stakeholder Engagement • Building Lifecycle: Sustainable Operations • Diversity & Inclusion • Health & Wellness • Recruitment, Onboarding & Training • Associate Benefits • Resident/Tenant Health & Safety • Associate Engagement Exceptional Performance Pursuit of best-in-class operations and processes that support a thriving workplace culture, allowing our associates to achieve their full potential, deliver excellent customer service and create value for all stakeholders • Building Lifecycle: Sustainable Construction & Development • Walkability & Livability • Affordable Housing • Supplier Diversity • Government Affairs • Community Integration & Public-Private Partnerships • Community Giving & Volunteerism • Communications & Transparency Sustainable Growth Disciplined and strategic approach to making decisions, allocating capital and managing future growth enabling a high quality operating portfolio and ensuring that we realize our urban placemaking strategy in our core markets Focused Placemaking Unique ability to create value in our core markets by using our development and operations capabilities to bring exceptional apartments, offices and communities to life, consistent with our vision to be the creative leader in realizing the power of place

Appendix THE NEW YORK TIMES BUILDING | NEW YORK, NY

Project Name Property Type Ownership(3) Units / SF(4) Cost Incurred(MM)(4) Expected Cost(MM)(4) Anticipated Stabilization 2017 Phased Openings Axis Apartment 30% 391 48.1 41.8 Q1 2019 Pacific Park Parking Parking 30% n/a 2.5 4.1 Q3 2017 Mint Town Center Apartment 88% 399 73.3 82.7 Q2 2019 Projects Under Construction Ardan Apartment 30% 115 $31.5 $36.2 Q3 2019 Ballston Quarter Residential Apartment 51% 207 37.1 92.9 Q3 2020 Aster Conservatory Green North Apartment 0% — — — Q2 2020 The Yards – The Guild Apartment 0% — — — Q3 2019 Capper 769 Apartment 25% 45 6.5 17.9 Q1 2020 Ballston Quarter Redevelopment Retail 51% 156,570 34.7 44.2 Q3 2019 Total Projects Under Construction $109.8 $191.2 Total (Includes 2017 Openings) $233.7 $319.8 Development Detail - 21 - (1) Represent phased openings. (2) Pacific Park Parking costs include garages that are open/under construction as well as garages not yet under construction. (3) The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership. (4) Figures shown at Company share. (5) Opening date. A (1) (1) (1) (1)(2) (5)

Summary of Stapleton

ForestCity

Plans for Stapleton include more than 12,000 homes and apartments, 3MM SF of retail and 10MM SF feet of office, research, development and industrial space

- Located in Denver, CO, Stapleton is one of the largest urban in-fill redevelopment projects in U.S. history
- Future entitlements in-place for apartment, retail, office and single family uses
- Upon completion, Stapleton is expected to be home to 30,000 residents and 35,000 workers
- Stapleton exemplifies Forest City's excellence in urban placemaking
- Over the past few years Stapleton land sales have contributed ~$40MM annually to FFO, which is expected to continue in the near-term


ASTER TOWN CENTER | DENVER, CO

Completed Project Summary as of 12/31/2017	
Completed Retail GLA:	2.6MM SF
Completed Office GLA:	393k SF
Completed Other Commercial GLA:	3.3MM SF
Completed Apartment Units:	1,748
Apartment Units Under Construction:	515
Owned Land:	449 Acres
Land Controlled via Option:	312 Acres

# of Lots Sold to Homebuilders



501
650
522
532
592
12/31/2013*
12/31/14
12/31/15
12/31/16
12/31/17

*Represents 11 months ended 12/31/2013

- 22 -

The Yards Development Case Study - 23 - At full build-out, The Yards is expected to include up to 3,000 residential units, 1.8MM SF of office space and approximately 500k SF of retail and dining space ARRIS | WASHINGTON, D.C. A FOUNDRY LOFTS | WASHINGTON, D.C. Phase 1 Value Created(2) = $205MM - $230MM Cash on Cost Return = 6.6% - 7.1% Cash on Cost spread to Cap Rate = 210-260 bps Completed Projects(1) Projects Underway Total Phase I Total Investment $198MM ~$212MM - $232MM ~$410MM - $430MM Total NOI $15MM ~$13MM - $15MM ~$28MM - $30MM Source: CoStar as of Q4 2017. (1) Completed Projects include: Foundry Lofts, Boilermaker Shops, Lumbershed, Arris, Twelve12; Projects Underway include The Guild and District Winery. (2) Value of NOI less cost. Assumes 4.5% blended cap rate for residential and office. The Yards Project Summary The Yards Geographic Overview Downtow n Capitol Riverfront The White House Washington Monument The Capitol Nationals Park Washington D.C. Arlington, VA E N W S 695 395 295 395 1 mile The Yards

Summary of Retail Transaction

QIC	Madison (1)	Forest City
Outright Sales:	*Atlantic Center*	*Westfield San Francisco Centre*
Mall at Robinson	*Atlantic Terminal*	*Ballston Quarter (redevelopment)*
Shops at Wiregrass	*Castle Center*	*East River Plaza*
Westchester's Ridge Hill	*Columbia Park Center*	*Station Square*
Shops at Northfield Stapleton - closed 10/24/17	*Forest Avenue*	*The Yards:*
South Bay Galleria - closed 12/21/17	*Harlem Center*	· *Boilermaker Shops*
Antelope Valley Mall - closed 1/22/18	*Shops at Gun Hill Road (Ely)*	· *Lumber Shed*
Galleria at Sunset	*Shops at Gun Hill Road (Waring)*	· *Twelve12*
Short Pump Town Center	*Shops at Richmond Avenue*	*Charleston Town Center*
Promenade Temecula	*The Heights*	*Atlantic Center Site V*
Victoria Gardens	*Shops at Northern Boulevard*	*Brooklyn Commons*
	Queens Place	
	42nd Street	

$104.8MM
2016 NOI

Cap Rate	~5.1%	
	QIC	Madison (1)
Valuation $2.0 Bn	~$1.55B	~$450M
Debt - $0.9 Bn	~680M	~250M
NAV - $1.1 Bn	~870M	~200M

(1) During Q4 2017 we closed on the conversion of our common interest to a preferred interested. 42nd Street is expected to close after resolution of the ground lease rate reset dispute with the City of New York.

- 24 -

A NAV Components (as of December 31, 2017)

ForestCity

(Dollars in millions at company's share)	Q4 2017 NOI [1]	Net Stabilized Adjustments[2]	Stabilized NOI	Annualized Stabilized NOI	Nonrecourse Debt, net [3]
Operations					
Office Real Estate					
Life Science					
Cambridge	$ 19.8	$ 1.2	$ 21.0	$ 84.0	$ (502.5)
Other Life Science	3.6	0.1	3.7	14.8	(99.1)
New York					
Manhattan	14.0	-	14.0	56.0	-
Brooklyn	23.9	-	23.9	95.6	(353.4)
Other Office	7.6	(0.6)	7.0	28.0	(190.9)
Subtotal Office	$ 68.9	$ 0.7	$ 69.6	$ 278.4	$ (1,145.9)
Apartment Real Estate					
Apartments, Core-Markets	35.0	-	35.0	140.0	(1,334.2)
Apartments, Non-Core Markets	11.2	-	11.2	44.8	(309.0)
Subtotal Apartment Product Type	$ 46.2	$ -	$ 46.2	$ 184.8	$ (1,643.2)
Federally Assisted Housing [4]	0.2	0.3	0.5	2.0	(18.2)
Subtotal Apartments	46.4	0.3	46.7	186.8	(1,661.4)
Retail Real Estate					
Other Retail	12.5	(2.4)	10.1	40.4	(453.4)
Subtotal	$ 127.8	$ (1.4)	$ 126.4	$ 505.6	$ (3,260.7)
Straight-line rent adjustments	2.1	-	2.1	8.4	-
Other operations	(0.1)	-	(0.1)	(0.4)	-
Total Operations	$ 129.8	$ (1.4)	$ 128.4	$ 513.6	$ (3,260.7)
Development					
Recently-Opened Properties/Redevelopment	$ 2.0	$ 9.5	$ 11.5	$ 46.0	$ (370.0)
Straight-line rent adjustments	0.6	-	0.6	2.4	-
Other Development	(2.9)	-	(2.9)	(11.6)	-
Total Development	$ (0.3)	$ 9.5	$ 9.2	$ 36.8	$ (370.0)
Retail Dispositions				NAV [5]	
QIC	$ 17.9			$ 729.3	$ (633.9)
Madison	5.9			204.0	(239.4)
Total Retail Dispositions	$ 23.8			$ 933.3	$ (873.3)

- 25 -

NAV Components (as of December 31, 2017) - 26 - A (Dollars in millions at company's share) Nonrecourse Development Book Value (3) Debt, net (3) Projects under construction (6) 136.8$ (20.6)$ Projects under development 285.2$ (166.3)$ Land inventory Stapleton 50.1$ —$ Commercial Outlots 2.8$ —$ Other Tangible Assets Cash and equivalents 242.5$ Restricted cash 197.8$ Accounts receivable, net (7) 271.2$ Notes Receivable 478.6$ Net investments and advances to unconsolidated entities 42.5$ Prepaid expenses and other deferred costs, net 82.3$ Recourse Debt and Other Liabilities Revolving credit facility —$ Term loan, net (333.7)$ Convertible senior debt, net (112.6)$ Less: convertible debt 112.6$ Construction payables (94.8)$ Operating accounts payable and accrued expenses (8) (620.1)$ Share Data (in millions) Diluted weighted average number of shares for the three months ended December 31, 2017 273.3

NAV Components-Footnotes *(as of December 31, 2017)*

ForestCity

1) Q4 2017 Earnings Before Income Taxes reconciled to NOI for the three months ended December 31, 2017 in the Supplemental Operating Information section of the supplemental package, furnished to the SEC on form 8-K on February 8, 2018.

2) The net stabilized adjustments column represents adjustments assumed to arrive at an estimated annualized stabilized NOI. We include stabilization adjustments to the Q4 2017 NOI as follows:

   a) Due to the redevelopment of *26 Landsdowne Street* (Life Science Office - Cambridge), we have included a stabilization adjustment to the Q4 2017 NOI to arrive at our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

   b) Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution federally assisted housing properties, we have included a stabilization adjustment to the Q4 2017 NOI to arrive at our estimate of stabilized NOI. Our estimate of stabilized NOI is based on the 2016 annual NOI of $2.0 million, which excludes NOI related to 37 properties in this portfolio sold during the year ended December 31, 2017.

   c) Partial period NOI for recently sold properties has been removed in the Operations Segments.

   d) Due to the planned transfer of *Charleston Town Center* (Other Retail) to the lender in a deed-in-lieu transaction, we have removed NOI and nonrecourse debt, net, related to this property.

   e) For recently-opened properties currently in initial lease-up periods included in the Development Segment, NOI is reflected at 5% of the company ownership cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties. The following properties are currently in their initial lease-up periods:

Property	Cost at 100%	Cost at Company Share	Lease Commitment % as of February 1, 2018
	(in millions)		
Office:			
The Bridge at Cornell Tech (New York Office)	$ 164.1	$ 164.1	53%
1812 Ashland Ave (Other Life Science)	$ 61.2	$ 61.2	75%
Total Office	$ 225.3	$ 225.3	
Apartments:			
Mint Town Center	$ 94	$ 82.7	16%
Axis (Core Market)	$ 140.4	$ 41.8	18%
VYV (Non-Core Market)	$ 214.3	$ 107.1	35%
38 Sixth Avenue (Core Market)	$ 202.7	$ 50.1	23%
535 Carlton (Core Market)	$ 168.1	$ 41.7	66%
Eliot on 4th (Core Market)	$ 138.3	$ 42.6	66%
NorthxNorthwest (Core Market)	$ 115	$ 33.5	49%
461 Dean Street (Core Market)	$ 151.3	$ 151.3	92%
The Bixby (Core Market)	$ 59.2	$ 11.8	97%
Blossom Plaza (Core Market)	$ 100.6	$ 29.9	97%
The Yards - Arris (Core Market)	$ 143.2	$ 42.9	89%
Total Apartments	$ 1,527.10	$ 635.4	
Retail			
The Yards - District Winery	$ 10.6	$ 10.6	100%
Grand Total	$ 1,763.00	$ 871.3	

- 27 -

NAV Components-Footnotes(as of December 31, 2017) - 28 - NOI attributable to Kapolei Lofts, an apartment community on land in which we lease, is not included in NOI from lease-up properties. We consolidate the land lessor, who is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for company-share purposes. In accordance with the waterfall provisions of the distribution agreement, we expect to share in the net proceeds upon a sale of the project, which is not currently reflected on the NAV component schedule. f) Due to the redevelopment of Ballston Quarter (Development Segment; Recently-Opened Properties/Redevelopment), we have included a stabilization adjustment to the Q4 2017 NOI to arrive at $2.6 million, our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3) Amounts represent the company’s share of each respective balance sheet line item as of December 31, 2017 and may be calculated using the financial information contained in the Appendix of the supplemental package furnished to the SEC on form 8-K on February 8, 2018. Due to the planned transfer of Charleston Town Center to the lender in a deed in lieu transaction, we have removed nonrecourse debt, net, of $49.1 million related to this property. 4) Represents the remaining 10 federally assisted housing apartment communities. We previously signed a master purchase and sale agreement to dispose of this portfolio and expect to receive net proceeds of approximately $65 million. As of December 31, 2017, 37 properties have closed, representing $61.4 million in net proceeds. 5) Net Asset Value related to the retail portfolio dispositions: a) As a result of the signed definitive agreement to dispose of our 10 regional malls to QIC, we have calculated the remaining net asset value based on agreed upon pricing, excluding two regional malls which closed in Q4 2017. The remaining eight regional malls are expected to transact at a weighted-average cap rate of 4.9%. b) In accordance with the signed definitive agreement to dispose of our 12 specialty retail centers to Madison, during Q4 2017, we converted our common ownership interest in 10 assets to preferred ownership interests. The nonrecourse debt, net, associated with the 10 converted assets is approximately $182.0 million. We have calculated the net asset value based on agreed upon pricing and this portfolio is expected to transact at a weighted-average cap rate of 5.3%. 6) NOI for the following properties is stabilized under Recently-Opened Properties/Redevelopment. As such, we have removed the following from projects under construction: a) $34.7 million, which represents the costs on the balance sheet associated with the ongoing redevelopment of Ballston Quarter. b) $68.1 million, which represents costs on the balance sheet associated with the phased openings of Axis ($21.9 million) and Mint Town Center ($46.2 million). c) $80.0 million, which represents costs on the balance sheet associated with vacant space not ready for its intended use at The Bridge at Cornell Tech. 7) Includes $141.7 million of straight-line rent receivable (net of $7.7 million of allowance for doubtful accounts). 8) Includes $51.3 million of straight-line rent payable. A

Definitions of non-GAAP measures EBITDA EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our company share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies. We use EBITDA as the starting point in order to calculate Adjusted EBITDA as described below. Adjusted EBITDA We define Adjusted EBITDA, a non-GAAP measure, as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items, including organizational transformation and termination benefits; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a further understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs. Net Debt to Adjusted EBITDA Net Debt to Adjusted EBITDA, a non-GAAP measure, is defined as total debt, net at our company share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our company share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs. - 29 - A

Definitions of non-GAAP measures Net Asset Value Components We disclose components of our business relevant to calculate NAV, a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. NAV components are shown at our total company ownership. We believe disclosing the components at total company ownership is essential to estimate NAV, as they represent our estimated proportionate amount of assets and liabilities the Company is entitled to. The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI, and information related to our rental properties business at the Company’s share. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. NOI NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses at our ownership within our Office, Apartments, Retail, and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate and Other segments do not involve the operations of our rental property portfolio and therefore are not included in NOI. We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating office, apartment and retail real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies. - 30 - A

Definitions of non-GAAP measures FFO FFO, a non-GAAP measure, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a consistent view of the overall financial performance of our business from period-to-period since the core of our business is the recurring operations of our portfolio of real estate assets. Management believes that the exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the Company’s core assets and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen with market conditions, many real estate investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides another measurement of the Company’s performance relative to its competitors and an additional basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. The majority of our peers in the publicly traded real estate industry report operations using FFO as defined by the National Association of Real Estate Investment Trusts (―NAREIT‖). FFO is defined by NAREIT as net earnings excluding the following items at our ownership: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax). Operating FFO In addition to reporting FFO, we report Operating FFO, a non-GAAP measure, as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies. We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO. - 31 - A

Reconciliation of non-GAAP measures (1)-(3) See page 20 in the supplemental package furnished to the SEC for the three months and year ended December 31, 2017 for footnotes. - 32 - A Reconciliation of Earnings (Loss) Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) (in thousands) 2017 2017 Earnings (loss) before income taxes (GAAP) 41,922$ 144,890$ Earnings from unconsolidated entities (29,768) (124,784) Earnings (loss) before income taxes and earnings from unconsolidated entities 12,154 20,106 Land sales (14,470) (59,778) Cost of land sales 4,712 27,708 Other land development revenues (3,215) (7,963) Other land development expenses 2,136 9,711 Corporate general and administrative expenses 16,068 62,149 Organizational transformation and termination benefits 20,374 34,395 Depreciation and amortization 58,857 248,353 Write-offs of abandoned development projects and demolition costs — 1,596 Impairment of real estate — 44,288 Interest and other income (13,122) (53,651) Interest expense 31,958 120,431 Amortization of mortgage procurement costs 1,483 5,550 Loss on extinguishment of debt 118 2,961 NOI related to unconsolidated entities(1) 49,141 209,608 NOI related to noncontrolling interest(2) (12,927) (43,664) Net Operating Income (Non-GAAP) 153,267$ 621,800$ Three Months Ended December 31, Year Ended December 31, (in thousands)

Reconciliation of non-GAAP measures (cont’d) (1) See page 24 in the supplemental package furnished to the SEC for the quarter ended December 31, 2017 for footnotes. - 33 - A Three Months Ended December 31, 2017 2017 2016 Net earnings (loss) attributable to Forest City Realty Trust, Inc. (GAAP) 102,906$ 206,030$ (158,402)$ Depreciation and amortization 74,394 313,385 321,749 Interest Expense (1) 51,253 198,777 221,812 Interest rate swap breakage fee — — 24,635 Amortization of mortgage procurement costs 1,921 7,469 8,680 Income tax expense (26,431) (21,422) 85,105 EBITDA attributable to Forest City Realty Trust, Inc. (Non-GAAP) 204,043$ 704,239$ 503,579$ Impairment of real estate — 54,888 463,225 Net loss on extinguishment of debt 46 4,514 33,863 Net gain on disposition of interest in development project — — (136,687) Net gain on disposition of partial interest in other investment - Nets — — (136,247) Net gain on disposition of full or partial interests in rental properties (63,460) (154,958) (129,367) Nets pre-tax EBITDA — — 1,400 Organizational transformation and termination benefits 20,374 34,395 31,708 Adjusted EBITDA attributable to Forest City Realty Trust, Inc. (Non-GAAP) 161,003$ 643,078$ 631,474$ 2017 2017 2016 Nonrecourse mortgage debt and notes payable, net, at company share 4,558,045$ 4,558,045$ 5,063,175$ Revolving credit facility — — — Term loan, net 333,668 333,668 333,268 Convertible senior debt, net 112,637 112,637 112,181 Total debt 5,004,350$ 5,004,350 5,508,624 Less cash and equivalents (242,471) (242,471) (221,478) Net Debt 4,761,879$ 4,761,879$ 5,287,146$ Net Debt to Adjusted EBITDA (Annualized) 7.4x 7.4x 8.4x As of December 31, As of December 31, (in thousands) Year Ended December 31, (in thousands)